Exhibit 10.13.7

SEVENTH AMENDMENT TO
THE CONNECTICUT WATER COMPANY
EMPLOYEES’ RETIREMENT PLAN

(as amended and restated as of January 1, 1997, except as otherwise provided therein)

     1. The first sentence of Section 8.2 is amended to read as follows:

     “The monthly income of an Employee who becomes eligible for a monthly benefit in accordance with Section 8.1 shall equal the Basic Retirement Income as determined in Section 4.2 based on his Average Earnings and his Credited Service as of his Termination Date reduced by the Early Retirement Percentage Factor from the applicable table in Section 5.2(b) applicable to the number of complete years by which the commencement of payment of his Retirement Income precedes his attainment of age 65, with a Percentage Factor of .72 if the Participant is covered under the table in Section 5.2(b)(I) and the commencement of payment of his Retirement Income precedes his attainment of age 65 by more than 9 complete years; and with a Percentage Factor of .40 if the Participant is covered under the table in Section 5.2(b )(2) and the commencement of payment of his Retirement Income precedes his attainment of age 65 by more than 9 complete years.”

     2. The following new Section 14.12 is added to the Plan, effective as of January 1, 2004:

     “14.12 Transfers of Plan Participants. (a) The Plan provides benefits under three separate benefit structures. One structure applies to Former Crystal Water Participants and is described in Appendix C, as set forth in the First Amendment. Another structure relates to Participants who are employees of Barnstable Water Company and is described in Appendix D, as set forth in the Fourth Amendment. The third structure is the general structure applicable under the Plan for all other Participants. The Plan document does not address what happens in the event a Participant transfers from one group to another. The purpose of this Section 14.12 is to set forth the rules which are intended to apply in such instances.

          (b) If a Former Crystal Water Company Participant transfers to the Company or a Participating Company at the request of the Company or a Participating Company, he shall continue to participate in the Plan based upon all of the Plan provisions applicable to Former Crystal Water Participants. If any other Participant transfers to Barnstable Water Company at the request of the Company or a Participating Company, he shall continue to participate in the Plan based upon all of the Plan provisions applicable to Participants who are employed by the Company or Participating Company from which he transferred. If a Participant who is employed by Barnstable Water Company transfers to the Company or a Participating Company, whether or not at the request of the Company or a Participating Company, however, he shall be covered under the provisions of paragraph (c) below.

          (c) In all other cases, if a Participant transfers from the Company or a Participating Company to another Employer, or if a Participant ceases work for the Company or a Participating Company and commences work for another Employer, and in either case a benefit formula applicable with respect to the second Employer is different than the benefit formula applicable to the first Employer, then except as otherwise provided in paragraph (d) below, no further benefits shall be earned under the first formula when he ceases work for the first Employer, and the Participant shall accrue benefits under the Plan formula applicable with respect to the second Employer from the time he commences work for such second Employer based upon compensation and service with the second Employer and the Plan provisions applicable to that Employer. Service with both Employers shall count, however, for vesting purposes.

          (d) There are different methods of crediting service under the Plan for different Employers, for both vesting purposes and for purposes of accruing benefits. Therefore, if the provisions of paragraph (c) apply, then notwithstanding anything to the contrary set forth in such paragraph (c), the following rules apply in computing Credited Service (or Benefit Service) and Vesting Service for the calendar year in which work commences for the second Employer:

               (1) If the first Employer counts Hours of Service in determining Credited Service or Benefit Service, and the second Employer does not, and if the Participant receives credit for any Hours of Service from the first Employer for the calendar year in which the Participant commences employment with the second Employer, then for that year he shall be deemed to have earned a full Year of Credited Service or Benefit Service (as the case may be) under the provisions of the Plan applicable to the first Employer, and no Credited Service or Benefit Service for that year under the provisions of the Plan applicable to the second Employer. In such event, he shall also earn one full year of Vesting Service under the Plan for that calendar year.

               (2) If the first Employer does not count Hours of Service in counting Credited Service or Benefit Service and the second Employer does count Hours of Service, and if the Participant receives credit for any period of service for the first Employer for the calendar year in which the Participant commences employment with the second Employer, then for that year, he shall be deemed to have earned a full year of Credited Service or Benefit Service under the provisions of the Plan applicable to the first Employer and no Credited Service or Benefit Service for that year under the provisions of the Plan applicable to the second Employer. In such event, he shall also earn one full year of Vesting Service under the Plan for that year.

           (e) If both Employers count hours in determining Credited Service or Benefit Service, and if the provisions of paragraph (c) apply, then for the year in which the Participant commences work for the second Employer, a year of Credited Service or Benefit Service shall be earned under the Plan provisions applicable to the first Employer (and not the second Employer) if it had been earned immediately prior to the time he commences work for the second Employer; otherwise, it shall be earned for that calendar year, if at all, under the Plan provisions applicable to the second Employer.

          (f) If a Participant transfers to an Affiliated Company that has not adopted the Plan, whether voluntarily or at the request of the Company or an Affiliated Company, then he shall accrue no further benefits under the Plan; and, in no event shall the provisions of this Section 14.12 be construed so as to provide for benefit accruals for any period during which an individual was (or is) employed by an Affiliated Company that has not adopted the Plan.”

     3. Except as hereinabove modified and amended, the Plan as amended shall remain in full force and effect.

CERTIFICATE

     The undersigned hereby certifies that The Connecticut Water Company Employees’ Retirement Plan, as amended and restated effective as of January 1, 1997, except as otherwise provided therein, was duly amended by the Board of Directors of The Connecticut Water Company by a Seventh Amendment on May 12, 2004, and the Plan, as so amended, is in full force and effect.

May 12, 2004

Michele G. DiAcri
Corporate Secretary